UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2023, Patterson-UTI Energy, Inc. (the “Company” or “Patterson-UTI”) announced financial results for the three and nine months ended September 30, 2023. The press release, dated November 7, 2023, is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information furnished pursuant to Item 2.02, including Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

As described in the press release furnished hereto as Exhibit 99.1, the Company realigned its reportable segments during the three months ended September 30, 2023 to align with certain changes in how its chief operating decision maker (“CODM”) manages and allocates resources to the business as a result of the Company’s merger with NexTier Oilfield Solutions Inc. and the acquisition of Ulterra Drilling Technologies, L.P. (“Ulterra”). Accordingly, the Company now has the following reportable business segments: (i) drilling services, (ii) completions services and (iii) drilling products.

Drilling Services — represents the Company’s contract drilling, directional drilling, oilfield technology and electrical controls and automation businesses.

Completion Services — represents the combination of the Company’s well completion business, which includes hydraulic fracturing, wireline and pumping, completion support, cementing and the Company’s legacy pressure pumping business.

Drilling Products — represents the Company's manufacturing and distribution of drill bits business, which was acquired with the Company’s acquisition of Ulterra on August 14, 2023.

Exhibit 99.2 provides certain recast segment financial information for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022.

The information included in this Current Report on Form 8-K in no way amends or restates the Company’s previously reported consolidated financial statements for any period and is presented for informational purposes only. It does not change the Company’s previously reported total assets, liabilities or shareholders’ equity or its reported net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reportable segments as described above. This information should be read in conjunction with the Company’s previously filed reports.

The information furnished pursuant to Item 7.01, including Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

To the extent required, the information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1	Press Release dated November 7, 2023 announcing financial results for the three and nine months ended September 30, 2023.

99.2	Information regarding recast segment financial information for the three months ended March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

November 7, 2023	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer